CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Counsel” in the Prospectus of Advent Convertible Bond ETF, First Eagle Global Equity ETF, First Eagle Overseas Equity ETF, Longview Advantage ETF, MUFG Japan Small Cap Active ETF, Torray Equity Income Fund, Tweedy Browne Insider + Value ETF, Tweedy, Browne International Insider + Value ETF, Twin Oak Active Opportunities II ETF, Twin Oak Active Opportunities III ETF, Twin Oak Endure ETF, and Twin Oak Enhanced Credit ETF and under the caption “Counsel” in all the Statements of Additional Information that are included in Post-Effective Amendment Nos. 76/79 to the Registration Statement (File Nos. 333-200168 and 811-23011) on Form N-1A of The RBB Fund Trust, under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania

December 19, 2025